Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura Crowley

Director of Investor Relations and Public Relations

SYNNEX Corporation

(510) 668-3715

laurack@synnex.com

SYNNEX Corporation Reports Fiscal 2008 Third Quarter Results

Record Operating Margin of 1.93%

FREMONT, CA—September 25, 2008—SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal third quarter ended August 31, 2008.

For the third quarter of fiscal 2008, revenues were $2.05 billion, compared to $1.76 billion for the quarter ended August 31, 2007, representing a 16.2% increase over the prior year quarter. These results exceeded analyst projections and the Company’s guidance of $1.92 billion to $1.99 billion.

Net income for the third quarter of fiscal 2008 was $22.1 million, or $0.66 per diluted share, also exceeding analysts’ projections and the Company’s guidance for net income of $18.7 million to $19.4 million and diluted earnings per share of $0.56 to $0.58. Compared to $14.4 million, or $0.44 per diluted share in the prior year quarter, these results represent a 53.2% increase in net income. The Company noted that during the third quarter of fiscal 2007, a charge of $2.7 million, or $1.7 million net of tax, was recorded for the restructuring and consolidation of its Canadian operations as a result of the acquisition of the Redmond Group of Companies and the purchase of a new logistics facility in Guelph, Canada. The Company also benefited in the third quarter of fiscal 2007 from a one-time $1.1 million reduction in income tax expense resulting from the conclusion of an income tax audit.

The third quarter for fiscal 2008 marks the 85th consecutive profitable quarter for SYNNEX.

“With the achievement of several significant financial milestones for SYNNEX, we believe the fiscal 2008 third quarter results underscore our continuing operational excellence,” stated Robert T. Huang, President and Co-Chief Executive Officer. “We reported record breaking results for revenue, gross margin, operating margin, net income and EPS, and we continued our trend of improving year-over-year quarterly ROIC. Our performance this quarter is indicative of our solid management team, our growth strategies and the smooth transition of leadership responsibilities to Kevin Murai. I am very proud of the SYNNEX team for their focused execution and top notch performance, especially in light of the current economic environment.”

Third Quarter Fiscal 2008 Financial Highlights:

•	Gross margin expanded to 5.52%, an increase of approximately 34 basis points, compared to the third quarter of fiscal 2007, and up from 5.37% in the second quarter of fiscal 2008.

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Income from operations was $39.5 million, or 1.93% of revenues, versus $24.5 million, or 1.39% of revenues in the prior fiscal year third quarter, and up from $31.7 million, or 1.69% in the second quarter of fiscal 2008.

•	Depreciation and amortization were $2.8 million and $2.2 million, respectively.

•	Capital expenditures were $16.6 million.

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Borrowings under the Company’s Canadian off-balance sheet accounts receivable securitization program totaled approximately $68.0 million as of August 31, 2008. This compares to $115.9 million as of November 30, 2007.

“Our results for the third quarter are a testament to our strong focus and ability to out-execute our competition and profitably gain market share,” said Kevin Murai, Co-Chief Executive Officer. “Though our fourth quarter guidance remains cautious in light of the current economic environment, looking forward, we expect to continue to outperform the market in profitable growth. Our third quarter results combined with our current expectations for the fourth quarter position SYNNEX to exceed our stated goal of growing EPS in excess of 20% for the fiscal year.”

Fourth Quarter Fiscal 2008 Outlook:

The following statements are based on the Company’s current expectations for the fourth quarter of fiscal 2008. These statements are forward-looking and actual results may differ materially.

•	Revenues are expected to be in the range of $2.10 billion to $2.20 billion.

•	Net income is expected to be in the range of $23.6 million to $24.8 million.

•	Diluted earnings per share are expected to be in the range of $0.70 to $0.73.

The calculation of diluted earnings per share for the fourth quarter of fiscal 2008 is based on a diluted weighted-average share count of approximately 33.8 million.

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call can be accessed by dialing 866-364-4389 in North America or 706-902-0319 outside North America. The confirmation code for the call is 63761994. A replay of the conference call will be available at http://ir.synnex.com approximately two hours after the conclusion of the conference and will be archived until October 9, 2008.

About SYNNEX

SYNNEX Corporation, a Fortune 500 corporation, is a leading business process services company, servicing resellers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs over 7,000 associates worldwide and operates in the United States, Canada, China, Japan, Mexico, the Philippines and the United Kingdom. Additional information about SYNNEX may be found online at www.synnex.com.

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Statements in this press release regarding SYNNEX Corporation which are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, plan, goal, continue, anticipate, position, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our operational excellence, our trend to better our financial position each quarter, maintaining and delivering growth and profitability, expectations to continue to outperform the market in profitable growth, our commitment to grow annual earnings per share in excess of 20% year-over-year, expectations of continued execution, and expectations of our revenues, net income and earnings per share, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business; and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended May 31, 2008 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2008 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation

SYNNEX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	August 31, 2008	November 30, 2007
Assets
Current assets:
Cash and cash equivalents	$59,773	$42,875
Short-term investments	13,794	17,257
Accounts receivable, net	776,337	729,797
Receivable from vendors, net	115,289	96,035
Receivable from affiliates	7,766	9,790
Inventories	738,015	642,524
Deferred income taxes	18,083	18,612
Current deferred assets	17,860	14,478
Other current assets	12,746	16,859

Total current assets	1,759,663	1,588,227
Property and equipment, net	82,209	59,440
Goodwill	126,239	96,350
Intangible assets, net	24,863	21,590
Deferred income taxes	6,255	5,416
Long-term deferred assets	79,653	97,171
Other assets	27,890	18,909

Total assets	$2,106,772	$1,887,103

Liabilities and stockholders’ equity
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$313,069	$351,142
Accounts payable	639,108	588,801
Payable to affiliates	65,326	67,334
Accrued liabilities	133,915	120,617
Current deferred liabilities	39,209	35,522
Income taxes payable	—	5,103

Total current liabilities	1,190,627	1,168,519
Long-term borrowings	21,864	37,537
Convertible debt	143,750	—
Long-term liabilities	24,858	14,533
Long-term deferred liabilities	50,903	60,565
Deferred income taxes	383	437

Total liabilities	1,432,385	1,281,591

Minority interest	4,419	958

Stockholders’ equity:
Preferred stock	—	—
Common stock	32	31
Additional paid-in capital	205,083	196,128
Accumulated other comprehensive income	28,366	28,939
Retained earnings	436,487	379,456

Total stockholders’ equity	669,968	604,554

Total liabilities and stockholders’ equity	$2,106,772	$1,887,103

SYNNEX Corporation

Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended August 31, 2008	Three Months Ended August 31, 2007	Nine Months Ended August 31, 2008	Nine Months Ended August 31, 2007
Revenue	$2,045,689	$1,760,360	$5,672,335	$5,033,444
Cost of revenue	1,932,790	1,669,134	5,362,781	4,783,549

Gross profit	112,899	91,226	309,554	249,895
Selling, general and administrative expenses	73,394	63,960	205,597	171,874
Restructuring charges	—	2,744	—	2,744

Income from operations before non-operating items, income taxes and minority interest	39,505	24,522	103,957	75,277
Interest expense and finance charges, net	3,137	3,472	10,614	10,225
Other (income) expense, net	1,787	132	3,252	(930)

Income from operations before income taxes and minority interest	34,581	20,918	90,091	65,982
Provision for income taxes	12,427	6,452	32,253	22,908
Minority interest	94	70	440	132

Net income	$22,060	$14,396	$57,398	$42,942

Diluted earnings per share	$0.66	$0.44	$1.72	$1.32

Diluted weighted-average common shares outstanding	33,657	32,742	33,319	32,502